UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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Fortune Brands Home & Security, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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You invested in FORTUNE BRANDS HOME & SECURITY, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held virtually on May 4, 2021.

Get informed before you vote

    View the Proxy Statement and Annual Report on Form 10-K online. The deadline to vote in advance of the Annual Meeting is May 3, 2021 at 11:59 PM (EDT). The deadline for stockholders that hold shares through the Company’s 401(k) plans is April 29, 2021 at 11:59 PM (EDT). You can receive a free paper or email copy of the material(s) by submitting a request prior to April 20, 2021. If you would like to request a paper copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

Proposal 1 - Election of Class I Directors:

1a. Ann F. Hackett	For

1b. John G. Morikis	For

1c. Jeffery S. Perry	For

1d. Ronald V. Waters, III	For

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2021.	For

Proposal 3 - Advisory vote to approve named executive officer compensation.	For
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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